EXHIBIT 10.2

Execution Version

PLEDGE AND SECURITY AGREEMENT

Dated as of March 19, 2012

among

WMI Holdings Corp.
as the Grantor

Wilmington Trust, National Association
as First Lien Trustee (as defined herein)

Law Debenture Trust Company of New York
as Second Lien Trustee (as defined herein)

U.S. Bank National Association
as Third Lien Agent (as defined herein)

and

Wilmington Trust, National Association
as Collateral Agent (as defined herein)

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This pledge and Security Agreement is subject to the terms and provisions of the Intercreditor Agreement, dated as of March 19, 2012 (as such agreement may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), by and among the First Lien Trustee (as hereinafter defined), the Second Lien Trustee (as hereinafter defined), the Third Lien Agent (as hereinafter defined) and the Collateral Agent(as hereinafter defined).

Pledge and Security Agreement, dated as of March 19, 2012, by and among WMI Holdings Corp., a Washington corporation (“WMI” or the “Grantor”), the First Lien Trustee, the Second Lien Trustee, the Third Lien Agent and Wilmington Trust, National Association, as agent (in such capacity and together with its permitted successors and assigns, the “Collateral Agent”) for the Secured Parties (as hereinafter defined).

W i t n e s s e t h:

Whereas, WMI has entered into (i) the Senior First Lien Notes Indenture, dated as of the date hereof (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “First Lien Indenture”) with Wilmington Trust, National Association as Trustee (in such capacity and together with its permitted successors and assigns, the “First Lien Trustee”), (ii) the Senior Second Lien Notes Indenture, dated as of the date hereof (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Second Lien Indenture” and together with the First Lien Indenture, the “Indentures”) with Law Debenture Trust Company of New York as Trustee (in such capacity and together with its permitted successors and assigns, the “Second Lien Trustee” and together with the First Lien Trustee, the “Trustees”) and (iii) the Financing Agreement, dated as of the date hereof (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Third Lien Credit Agreement”) with U.S. Bank National Association as Agent (in such capacity and together with its permitted successors and assigns, the “Third Lien Agent”) pursuant to which the lenders party thereto (the “Third Lien Lenders”) have agreed to make loans to WMI in its capacity as borrower thereunder on terms and conditions contained therein;

Whereas, pursuant to the Indentures, the Grantor is entering into this Agreement in order to grant to the Collateral Agent separate and distinct security interests in the Collateral for the ratable benefit of the First Lien Secured Parties (as hereinafter defined), the Second Lien Secured Parties (as hereinafter defined) and the Third Lien Secured Parties (as hereinafter defined) to secure their respective Secured Obligations (as hereinafter defined).

Now, therefore, the Grantor hereby agrees with the Collateral Agent, the First Lien Trustee (on behalf of the First Lien Secured Parties), the Second Lien Trustee (on behalf of the Second Lien Secured Parties) and the Third Lien Agent (on behalf of the Third Lien Secured Parties), for the ratable benefit of the Secured Parties(as hereinafter defined), as follows:

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ARTICLE I	Defined Terms

Section 1.1	Definitions

(a) Terms used herein without definition that are defined in the UCC have the meanings given to them in the UCC, including the following terms (which are capitalized herein):

“Account”
“Certificated Security”
“Control Account”
“Deposit Account”
“Instruments”
“Proceeds”

(b) The following terms shall have the following meanings:

“Agreement” means this Pledge and Security Agreement.

“Bankruptcy Event of Default” means an Event of Default pursuant to Section 7.01(5), (6) or (7) of each Indenture (as in effect on the date hereof).

“Cash Equivalent” shall have the meaning ascribed to such term in the Indentures as in effect on the date hereof.

“Collateral” has the meaning specified in Section 2.1 (Collateral).

“Collateral Account” means a separate securities and/or deposit account established and maintained by the Grantor in which the Collateral Agent has a valid perfected security interest and over which the Collateral Agent has exclusive dominion and control.

“Constituent Documents” means, with respect to any Person, (a) the articles of incorporation, certificate of incorporation, constitution or certificate of formation (or the equivalent organizational documents) of such Person, (b) the by-laws or operating agreement (or the equivalent governing documents) of such Person and (c) any document setting forth the manner of election or duties of the directors or managing members of such Person (if any) and the designation, amount or relative rights, limitations and preferences of any class or series of such Person’s Stock.

“Control Agreement” means an agreement executed by the Grantor, the Collateral Agent, any other secured parties party thereto and the relevant financial institution or securities intermediary, and providing to the Collateral Agent “control” of the Collateral Account and the Trustee Fees Account within the meaning of Articles 8 and 9 of the UCC.

“Default” shall have the meaning ascribed to such term in the Indentures as in effect on the date hereof.

“Excluded Collateral” means (i) all equity interests in Owner and (ii) all assets of Owner and the Trusts, in each case, until such time as all required approvals to grant a lien therein have been obtained.

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“Event of Default” shall mean an “Event of Default” as defined in either Indenture as in effect on the date hereof.

“First Lien Noteholder” means each Holder (as defined in the First Lien Indenture as in effect on the date hereof).

“First Lien Secured Parties” means the First Lien Trustee, the First Lien Noteholders and any other person from time to time holding First Lien Notes (as defined in the Second Lien Indenture as in effect on the date hereof).

“GAAP” shall have the meaning ascribed to such term in the Indentures.

“Governmental Authority” shall have the meaning ascribed to such term in the Indentures.

“Insurance Book Closing” means the transfer by WMMRC of (i) all Runoff Proceeds held on the date of such transfer, (ii) the right to receive all future Runoff Proceeds and (iii) the Trusts and their assets along with all insurance liabilities associated therewith as of the date of transfer to a protected cell established and maintained pursuant to § 431:19-303 of Title 24 of the Hawaii Insurance Code in conformance with all applicable Requirements of Law, which complies with the following requirements: (w) the Protected Cell shall be organized as a direct wholly owned subsidiary of WMI; (x) the assets of the Protected Cell shall not be chargeable with liabilities arising out of any other business WMMRC may conduct; (y) the business plan establishing the Protected Cell shall restrict its business to the administration and management of the Trusts and the assets thereof along with the liabilities associated therewith, and the distribution of the Runoff Proceeds; and (z) the governing documents of the Protected Cell shall provide that no dividend or distribution may be made to any Person other than WMI as provided for in the Notes Documentation.

“Interest Payment Date” shall have the meaning ascribed to such term in the Indentures.

“Issuer Incremental Amount” means an amount accruing on the outstanding Issuer Priority Amount or the Issuer Secondary Amount, as applicable, at 13% per annum payable quarterly in arrears on each Interest Payment Date, to WMI.

“Issuer Priority Amount” means (i) a principal amount equal to $4.0 million plus (ii) any amounts added due to unpaid Issuer Incremental Amounts in respect of the Issuer Priority Amount, less (iii) any repayments of the Issuer Priority Amounts, to WMI.

“Issuer Secondary Amount” means (i) a principal amount equal to $6.0 million plus (ii) any amounts added due to unpaid Issuer Incremental Amounts in respect of the Issuer Secondary Amount, less (iii) any repayments of the Issuer Secondary Amounts to WMI.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent

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statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Notes” means the First Lien Notes (as defined in the Second Lien Indenture as in effect on the date hereof) and the Second Lien Notes (as defined in the First Lien Indenture as in effect on the date hereof).

“Notes Documentation” means the Notes Documentation (as defined in the First Lien Indenture as in effect on the date hereof) and the Notes Documentation (as defined in the Second Lien Indenture as in effect on the date hereof).

“Noteholders” means the First Lien Noteholders and the Second Lien Noteholders.

“Owner” means (x) WMMRC until the occurrence of an Insurance Book Closing and (y) the Protected Cell created by such Insurance Book Closing to which the Runoff Proceeds, the Trusts and the assets thereof are transferred, thereafter, in accordance with the terms of the Notes Documentation as in effect on the date hereof.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Pledged Collateral” means, collectively, the capital stock of WMMRC owned or held by the Grantor (to the extent permitted by the applicable Governmental Authority) and the capital stock in the Protected Cell owned or held by the Grantor (to the extent permitted by the applicable Governmental Authority), all chattel paper, certificates or other Instruments representing any of the foregoing.  For purposes of this Agreement, the term “Pledged Collateral” shall not include any Excluded Collateral.

“Protected Cell” means a protected cell established by WMI in connection with the Insurance Book Closing upon the receipt of approval of the applicable Governmental Authority and maintained pursuant to § 431:19-303 of Title 24 of the Hawaii Insurance Code, in conformance with all applicable Requirements of Law.

“Requirements of Law” shall have the meaning ascribed to such term in the Indentures as in effect on the date hereof.

“Runoff Proceeds” means (a)(i) all net premiums, reinsurance recoverables, net revenue resulting from commutation of insurance contracts, net interest income, reserve releases and other revenues derived from the reinsurance contracts, investments and other assets of the Trusts less, without duplication, (ii)(A) the reasonable and necessary costs and expenses of the Trusts and the Owner (including, but not limited to, general and administrative expenses, audit fees, required regulatory capital contributions (which capital contributions will be added back to the Runoff Proceeds if applicable regulations permit such distributions thereof), expenses of regulatory compliance, including all costs associated with the Insurance Book Closing, expenses of administering the Indentures and taxes attributable to the administration of the Trusts or the assets thereof and the collection of premiums and/or management of investments in connection therewith (which expenses shall include reasonable and customary expenses attributable to the foregoing paid under any administrative services agreement, investment management agreement

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or similar agreement), and (B) claims paid for covered losses and (b) the proceeds from the foregoing received by the Owner or WMI in cash, securities and/or other property from any sale, liquidation, merger or other disposition in respect of the Owner or its interests in the Trusts or the assets thereof.  The inclusion of clause (b) of this definition shall not be construed as a consent to any sale, liquidation, merger or other disposition or waiver of compliance with any covenant related thereto. For the avoidance of doubt, to the extent that WMI or WMMRC pays any such cost, capital contribution or expense described in clause (ii)(A), payment by WMI or WMMRC will be deemed a cost or expense of the Trusts.

“Runoff Proceeds Distribution” shall have the meaning ascribed to such term in the Indentures as in effect on the date hereof.

“Second Lien Noteholder” means each Holder (as defined in the Second Lien Indenture as in effect on the date hereof).

“Second Lien Secured Parties” means the Second Lien Trustee, the Second Lien Noteholders and any other person from time to time holding Second Lien Notes (as defined in the First Lien Indenture as in effect on the date hereof).

“Secured Obligations” means the First Lien Notes Obligations (as defined in the Second Lien Indenture as in effect on the date hereof), the Second Lien Notes Obligations (as defined in the First Lien Indenture as in effect on the date hereof) and the Third Lien Obligations.

“Secured Parties” means the Collateral Agent, the First Lien Secured Parties, the Second Lien Secured Parties and the Third Lien Secured Parties.

“Secured Party Representative” means First Lien Trustee (if the First Lien Note Obligations are still outstanding) or by the Second Lien Trustee (if none of the First Lien Note Obligations are outstanding and the Second Lien Note Obligations are still outstanding) or by the Third Lien Agent (if none of the First Lien Notes Obligations and Second Lien Notes Obligations are outstanding and the Third Lien Obligations are still outstanding or any commitments to lend are still in effect under the Third Lien Credit Agreement).

“Security Documents” means, collectively, this Agreement, the Intercreditor Agreement, any Control Agreements, other security agreements and directions to pay relating to the Collateral executed and delivered and/or filed and recorded in appropriate jurisdictions to preserve and protect the Liens on the Collateral (including, without limitation, financing statements under the UCC of the relevant states) related to the security interests granted by any of the foregoing documents and any other document or instrument evidencing, creating or providing for a Lien on any real or personal tangible or intangible property as security for any or all of the Secured Obligations.

“Stock” means shares of capital stock (whether denominated as common stock or preferred stock), beneficial, partnership or membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or non-voting.

“Third Lien Obligations” means the Obligations (as defined in the Third Lien Credit Agreement as in effect on the date hereof).

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“Third Lien Secured Parties” means the Third Lien Agent and the Third Lien Lenders.

“Trustee Fees Account” shall have the meaning ascribed to such term in the Indentures.

“Trusts” means (a) Home Loan Reinsurance Co. United Guaranty Residential Insurance Company Reinsurance Agreement (Acct. No. x6401); (b) Home Loan Reinsurance Co. Genworth Reinsurance Co. Trust Agreement (Acct. No. x6403); (c) Mortgage Guaranty Insurance Corporation/WM MTG Reinsurance Co. Trust; (Acct. No. x2400); (d) Reinsurance Escrow Agreement among WM Mortgage Reinsurance Co. PMI Mortgage Insurance Company and US Bank (Acct. No. x6404); (e) Radian Guaranty Inc. and WM Mortgage Reinsurance Company Agreement, dated March 27, 2001 (Acct. No. x5700); (f) Home Loan Reinsurance Co. Republic Mortgage Co. Reinsurance Agreement, dated December 14, 1998 (Acct. No. x6402); (g) Washington Mutual Custody Account (Acct. No. x6406); and (h) WM Mortgage Reinsurance Company Inc. (Acct. No. x4202).

“UCC” means the Uniform Commercial Code of any applicable jurisdiction and, if the applicable jurisdiction shall not have any Uniform Commercial Code, the Uniform Commercial Code as in effect in the State of New York.

“WMMRC” means WM Mortgage Reinsurance Company, Inc., a Hawaii corporation and direct wholly-owned subsidiary of WMI.

Section 1.2	Certain Other Terms

(a) In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.”

(b) The terms “herein,” “hereof,” “hereto” and “hereunder” and similar terms refer to this Agreement as a whole and not to any particular Article, Section, subsection or clause in this Agreement.

(c) References herein to an Annex, Schedule, Article, Section, subsection or clause refer to the appropriate Annex or Schedule to, or Article, Section, subsection or clause in this Agreement.

(d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(e) Where the context requires, provisions relating to any Collateral, when used in relation to the Grantor, shall refer to the Grantor’s Collateral or any relevant part thereof.

(f) Any reference in this Agreement to an Indenture shall include all appendices, exhibits and schedules thereto, and, unless specifically stated otherwise all amendments, restatements, amendments and restatements, supplements or other modifications thereto, and as the same may be in effect at any time such reference becomes operative.

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(g) The term “including” means “including without limitation” except when used in the computation of time periods.

(h) The terms “Grantor,” “Trustee,” “Collateral Agent” and “Secured Party” include their respective successors.

(i) References in this Agreement to any statute shall be to such statute as amended or modified and in effect from time to time.

ARTICLE II	Grant of Security Interest

Section 2.1	Collateral

For the purposes of this Agreement, all of the following property now owned or at any time hereafter acquired by the Grantor or in which the Grantor now has or at any time in the future may acquire any right, title or interests is collectively referred to as the “Collateral,” in each case, only to the extent permitted by the applicable Governmental Authority and subject to the priority and payment provisions of the Indentures and the Intercreditor Agreement, including the Grantor’s right to receive the Issuer Incremental Amount:

(a) the Collateral Account and all funds and assets held therein or credited thereto;

(b) the Trustee Fees Account and all funds and assets held therein or credited thereto;

(c) all Run-Off Proceeds received by the Grantor;

(d) all rights of the Grantor to receive dividends or distributions in respect of the Run-Off Proceeds;

(e) the Pledged Collateral;

(f) to the extent not otherwise included, all Proceeds of the foregoing;

provided, however, that “Collateral” shall not include any Excluded Collateral; and provided, further, that if and when any property shall cease to be Excluded Collateral, such property shall be deemed at all times from and after the date hereof to constitute Collateral.

Section 2.2	Grant of Security Interest in Collateral

The Grantor, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the First Lien Notes Obligations of the Grantor, hereby mortgages, pledges and hypothecates to the Collateral Agent for the benefit of the First Lien Secured Parties, and grants to the Collateral Agent for the benefit of the First Lien Secured Parties a first priority lien on and security interest in, all of its right, title and interest in, to and under the Collateral; provided, however, that, if and when any property that at any time constituted Excluded Collateral becomes Collateral, the Collateral Agent shall have, and at all times from and after the date hereof be deemed to have had, a security interest in such property.

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The Grantor, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Second Lien Notes Obligations of the Grantor, hereby mortgages, pledges and hypothecates to the Collateral Agent for the benefit of the Second Lien Secured Parties, and grants to the Collateral Agent for the benefit of the Second Lien Secured Parties a second priority lien on and security interest in, all of its right, title and interest in, to and under the Collateral; provided, however, that, if and when any property that at any time constituted Excluded Collateral becomes Collateral, the Collateral Agent shall have, and at all times from and after the date hereof be deemed to have had, a security interest in such property.

The Grantor, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Third Lien Obligations of the Grantor, hereby mortgages, pledges and hypothecates to the Collateral Agent for the benefit of the Third Lien Secured Parties, and grants to the Collateral Agent for the benefit of the Third Lien Secured Parties a third priority lien on and security interest in, all of its right, title and interest in, to and under the Collateral; provided, however, that, if and when any property that at any time constituted Excluded Collateral becomes Collateral, the Collateral Agent shall have, and at all times from and after the date hereof be deemed to have had, a security interest in such property.

ARTICLE III	Representations and Warranties

To induce (i) each Trustee to enter into each Indenture and the Noteholders to accept the Notes issued thereunder and (ii) the Third Lien Agent to enter into the Third Lien Credit Agreement and the Third Lien Lenders to make loans thereunder, the Grantor hereby represents and warrants each of the following to the Collateral Agent and the other Secured Parties:

Section 3.1	Title; No Other Liens

Except for the Lien granted to the Collateral Agent pursuant to this Agreement and the other Liens permitted to exist on the Collateral under the Note Documentation and the Third Lien Credit Agreement, the Grantor (a) is the record and beneficial owner of the Pledged Collateral pledged by it hereunder and (b) has rights in or the power to transfer each other item of Collateral in which a Lien is granted by it hereunder, in case of clauses (a) and (b) above, free and clear of any other Lien.

Section 3.2	Perfection and Priority

The security interest granted pursuant to this Agreement shall constitute a valid and continuing perfected security interest in favor of the Collateral Agent in the Collateral for which perfection is governed by the UCC upon (i) filing a financing statement under the UCC in the applicable filing office in the state of Washington, (ii) the delivery to the Collateral Agent of all Collateral consisting of Certificated Securities, in each case properly endorsed for transfer to the Collateral Agent or in blank and (iii)  the execution of a Control Agreement with respect to the Collateral Account and the Trustee Fees Account.  Such security interest shall be prior to all other Liens on the Collateral except as otherwise permitted pursuant to the Indentures, the Third Lien Credit Agreement or the Intercreditor Agreement; provided, however, the Collateral Agent on behalf of the Secured Parties acknowledges that the Grantor’s interest in the Runoff Proceeds

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held by any Person is only through the Grantor’s ownership of the Pledged Collateral, Runoff Proceeds Distribution or other dividend or distribution in respect of equity interest in Owner.

Section 3.3	Jurisdiction of Organization; Chief Executive Office

As of the date hereof, the Grantor’s jurisdiction of organization, legal name, organizational identification number and chief executive office or principal place of business are as listed on Schedule 3.3 hereto.

Section 3.4	Pledged Collateral

All Pledged Collateral consisting of Certificated Securities has been delivered to the Collateral Agent in accordance with Section 4.4(a) (Pledged Collateral).

ARTICLE IV	Covenants

The Grantor agrees with the Collateral Agent to the following, as long as any Secured Obligations remain outstanding:

Section 4.1	Generally

The Grantor shall (a) except for the security interest created by this Agreement, not create or suffer to exist any Lien upon or with respect to any Collateral, except Liens permitted under the Note Documentation or the Third Lien Credit Agreement, (b) subject to the provisions of the Intercreditor Agreement, not sell, transfer or assign (by operation of law or otherwise) any Collateral except as permitted under the Note Documentation or the Third Lien Credit Agreement and (c) not enter into any agreement or undertaking restricting the right or ability of the Grantor or the Collateral Agent to sell, assign or transfer any Collateral.

Section 4.2	Maintenance of Perfected Security Interest; Further Documentation

(a) The Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 3.2 (Perfection and Priority) and shall defend such security interest and such priority against the claims and demands of all Persons.

(b) At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of the Grantor, the Grantor shall promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further action as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including the filing of any financing or continuation statement under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interest created hereby and the execution and delivery of Control Agreements.

Section 4.3	Changes in Locations, Name, Etc.

(a) Except upon 15 days’ prior written notice to the Collateral Agent and delivery to the Collateral Agent of all additional financing statements and other documents

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reasonably necessary to maintain the validity, perfection and priority of the security interests provided for herein, the Grantor shall not do any of the following:

(i) change its jurisdiction of organization or the location of its chief executive office or the books and records relating to the Collateral, in each case from that referred to in Section 3.3 (Jurisdiction of Organization; Chief Executive Office); or

(ii) (A) change its legal name or any trade name used to identify it in the conduct of its business or ownership of its properties or organizational identification number, if any, or (B) change its corporation, limited liability company or other organizational structure to such an extent that any financing statement filed in connection with this Agreement would become misleading.

(b) The Grantor shall keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral.

Section 4.4	Pledged Collateral

(a) The Grantor shall deliver to the Collateral Agent all certificates representing or evidencing any Pledged Collateral, whether now existing or hereafter acquired, in suitable form for transfer by delivery or, as applicable, accompanied by the Grantor’s endorsement, where necessary, or duly executed instruments of transfer or assignment in blank.

(b) Except as provided in Article V (Remedial Provisions), the Grantor shall be entitled to receive all cash dividends paid in respect of the Pledged Collateral (other than liquidating or distributing dividends) with respect to the Pledged Collateral, provided that all Runoff Proceeds Distributions shall be deposited to the Collateral Account or the Trustee Fees Account, in each case, as provided in the Indentures and all other dividends shall be paid only in accordance with the Indentures and the Intercreditor Agreement.  Any sums paid upon or in respect of any Pledged Collateral upon the liquidation or dissolution of any issuer of any Pledged Collateral, and any distribution of capital made on or in respect of any Pledged Collateral or any property distributed upon or with respect to any Pledged Collateral pursuant to the recapitalization or reclassification of the capital of any issuer of Pledged Collateral or pursuant to the reorganization thereof shall, unless otherwise subject to a perfected security interest in favor of the Collateral Agent, be delivered to the Collateral Agent to be held by it hereunder as additional collateral security for the Secured Obligations.  If any sum of money or property so paid or distributed in respect of any Pledged Collateral shall be received by the Grantor, the Grantor shall, until such money or property is paid or delivered to the Collateral Agent, hold such money or property in trust for the Collateral Agent, segregated from other funds of the Grantor, as additional security for the Secured Obligations.

(c) Except as provided in Article V (Remedial Provisions), the Grantor shall be entitled to exercise all voting, consent and corporate, partnership, limited liability company and similar rights with respect to the Pledged Collateral; provided, however, that no vote shall be cast, consent given or right exercised or other action taken by the Grantor that would impair the Collateral, be inconsistent with or result in any violation of any provision of the Note Documentation or the Third Lien Credit Agreement or, without prior notice to the Collateral Agent, enable or permit any issuer of Pledged Collateral to issue any Stock or other equity Securities of any nature or to issue any other securities convertible into or granting the right to

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purchase or exchange for any Stock or other equity Securities of any nature of any issuer of Pledged Collateral.

(d) The Grantor shall not, without the consent of the First Lien Trustee, the Second Lien Trustee and the Third Lien Agent, agree to any amendment of any Constituent Document that in any way adversely affects the perfection of the security interest of the Collateral Agent in the Pledged Collateral pledged by the Grantor hereunder, including any amendment electing to treat any membership interest or partnership interest that is part of the Pledged Collateral as a “security” under Section 8-103 of the UCC, or any election to turn any previously uncertificated Stock that is part of the Pledged Collateral into certificated Stock.

Section 4.5	Payment of Obligations

The Grantor shall pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of the Grantor and such proceedings could not reasonably be expected to result in a Lien on or the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

ARTICLE V	Remedial Provisions

Section 5.1	Code and Other Remedies

During the continuance of an Event of Default, the Collateral Agent may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC or any other applicable law.  Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon any Collateral, and may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver any Collateral (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Collateral Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  The Collateral Agent shall have the right upon any such public sale or sales, and, to the extent permitted by the UCC and other applicable law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption of any Grantor, which right or equity is hereby waived and released.  The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 5.1, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any Collateral or in any way relating to the Collateral or the rights of the Collateral Agent and any other Secured Party hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Secured Obligations, in such order as the

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Intercreditor Agreement shall prescribe, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law or the Intercreditor Agreement, need the Collateral Agent account for the surplus, if any, to any Grantor.  To the extent permitted by applicable law, the Grantor waives all claims, damages and demands it may acquire against the Collateral Agent or any other Secured Party arising out of the exercise by them of any rights hereunder.  If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

Section 5.2	Pledged Collateral

(a) During the continuance of an Event of Default (to the extent such Event of Default (other than a Bankruptcy Event of Default) has been declared in writing), the Collateral Agent (at the direction of the applicable Secured Party Representative) to the Grantor, (i) the Collateral Agent shall have the right to receive any Proceeds of the Pledged Collateral and make application thereof to the Secured Obligations in the order set forth in the Indentures and subject to the Intercreditor Agreement and (ii) the Collateral Agent or its nominee may exercise (A) any voting, consent, corporate and other right pertaining to the Pledged Collateral at any meeting of shareholders, partners or members, as the case may be, of the relevant issuer or issuers of Pledged Collateral or otherwise and (B) any right of conversion, exchange and subscription and any other right, privilege or option pertaining to the Pledged Collateral as if it were the absolute owner thereof (including the right to exchange at its discretion any of the Pledged Collateral upon the merger, amalgamation, consolidation, reorganization, recapitalization or other fundamental change in the corporate or equivalent structure of any issuer of Pledged Collateral, the right to deposit and deliver any Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it; provided, however, that the Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(b) In order to permit the Collateral Agent to exercise the voting and other consensual rights that it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions that it may be entitled to receive hereunder, (i) the Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent all such proxies, dividend payment orders and other instruments as the Collateral Agent may from time to time reasonably request and (ii) without limiting the effect of clause (i) above, the Grantor hereby grants to the Collateral Agent an irrevocable proxy to vote all or any part of the Pledged Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Collateral would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Collateral on the record books of the issuer thereof) by any other person (including the issuer of such Pledged Collateral or any officer or agent thereof) upon the occurrence and during the continuance of an Event of Default (to the extent such Event of Default (other than a Bankruptcy Event of Default) has been declared in writing) and which proxy shall only terminate upon the payment in full of the Secured Obligations.

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Pledge and Security Agreement
WMI Holdings Corp.

(c) The Grantor hereby expressly authorizes and instructs each issuer of any Pledged Collateral pledged hereunder by the Grantor to (i) comply with any instruction received by it from the Collateral Agent in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from the Grantor, and the Grantor agrees that such issuer shall be fully protected in so complying and (ii) unless otherwise expressly permitted hereby, pay any dividend or other payment with respect to the Pledged Collateral directly to the Collateral Agent.

Section 5.3	Proceeds to be Turned Over To Collateral Agent

Unless otherwise expressly provided in the Indentures, all Proceeds received by the Collateral Agent hereunder in cash or Cash Equivalents shall be held by the Collateral Agent in the Collateral Account.  All Proceeds while held by the Collateral Agent in the Collateral Account (or by the Grantor in trust for the Collateral Agent) shall continue to be held as collateral security for the Secured Obligations and shall not constitute payment thereof until applied as provided in the Indentures and the Intercreditor Agreement.

Section 5.4	Non-Recourse

(a)           Notwithstanding any other provision of the Indentures, the Notes, the Intercreditor Agreement and the other Security Documents to the contrary, the Collateral Agent on behalf of itself and the Secured Parties, agrees that it and the Secured Parties shall not have or take any recourse (other than actions for specific performance in clause (b) below) with respect to the Notes Documentation against the Grantor or its assets and property or against WMMRC or the Owner or their respective assets and property (other than assets that were required to be transferred to the Protected Cell pursuant to the Insurance Book Closing), except (i) to the Collateral Account, (ii) if the Grantor fails to comply with its obligations pursuant to Sections 4.02(a), 4.02(b), 5.02 or 5.08 of the Indentures, to the assets of the Grantor in an amount equal to the aggregate amount of any Runoff Proceeds or Runoff Proceeds Distributions that were not deposited into the Collateral Account, (iii) to the equity interests in and the excess assets of the Owner to the extent a Lien has been granted therein pursuant to Section 2.2 in favor of the Collateral Agent and (iv) to the Owner or the Grantor for costs and expenses, including reasonable attorney’s fees, related to the enforcement of Sections 4.01, 4.02, 4.03, 5.02, 5.03, 5.07, 5.08, 5.10 and 5.13 of the Indentures, if the Noteholders or the Trustees, as applicable, are the prevailing party in such enforcement action.

(b)           The Grantor agrees that irreparable damage would occur and that the Trustees, the Collateral Agent and the Noteholders would not have any adequate remedy at law in the event that any of the provisions of the Indentures were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the Trustees, Collateral Agent and the Noteholders shall be entitled to an injunction or injunctions to prevent breaches of the Indentures and to enforce specifically the terms and provisions of the Indentures, including but not limited to Sections 4.02, 5.01, 5.02, 5.03, 5.07, 5.08, 5.11 and 5.13 of the Indentures, in any court of competent jurisdiction, without proof of actual damages (and each party hereby waives any requirement for the securing or posting of any bond or other security in connection therewith); specific performance being in addition to any other remedy to which the parties are entitled at law or in equity.

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Pledge and Security Agreement
WMI Holdings Corp.

ARTICLE VI	The Collateral Agent

Section 6.1	Appointment

The First Lien Trustee (on behalf of itself and the First Lien Secured Parties), the Second Lien Trustee (on behalf of itself and the Second Lien Secured Parties) and the Third Lien Agent (on behalf of itself and the Third Lien Secured Parties) hereby irrevocably designate and appoint Wilmington Trust, National Association as the Collateral Agent for the Secured Parties under this Agreement and the Security Documents, and irrevocably authorizes Wilmington Trust, National Association, as the Collateral Agent, to take such action on behalf of the Secured Parties under the provisions of this Agreement and the Security Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms thereof, together with such other powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary elsewhere in this Agreement, any Security Document or otherwise, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the Security Documents, or any fiduciary relationship with any Secured Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Collateral Agent.  The provisions of this Agreement are solely for the benefit of the Secured Parties and no Grantor shall have any rights as a third party beneficiary or otherwise under any of the provisions hereof.  In performing its functions and duties hereunder and under the other Security Documents, the Collateral Agent shall act solely as the agent of the Secured Parties and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Grantor or any of its respective successors and assigns.

Section 6.2	Exculpatory Provisions

(a) The Collateral Agent shall not be responsible in any manner whatsoever for the correctness of any recitals, statements, representations or warranties herein or in any Security Document or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement or any Security Document.  The Collateral Agent makes no representations as to the value or condition of the Collateral or any part thereof, or as to the title of the Grantor or any other Person as to the security afforded by the Security Documents, or as to the validity, execution (except its own execution), enforceability, legality or sufficiency of this Agreement, the Security Documents or the Secured Obligations, and the Collateral Agent shall incur no liability or responsibility in respect of any such matters.  The Collateral Agent shall not be responsible for insuring the Collateral or for the payments of taxes, charges or assessments or discharging of Liens upon the Collateral or otherwise as to the maintenance of the Collateral (except as may be expressly set forth with respect to maintenance of Collateral in its possession in the applicable Security Document).

(b) The Collateral Agent shall not be required to ascertain or inquire as to the observance or performance by the Grantor of any of the covenants or agreements contained in or conditions of the Security Documents or any other document or agreement or to inspect the properties, books or records of the Grantor.  Whenever it is necessary, or in the opinion of the Collateral Agent advisable, for the Collateral Agent to ascertain the amount of Secured Obligations or other obligations then held by the Secured Parties, the Collateral Agent may rely on a certificate of the applicable Trustee or Third Lien Agent, in the case of the applicable

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Pledge and Security Agreement
WMI Holdings Corp.

Secured Obligations or other obligations, and, if the applicable Trustee or Third Lien Agent shall not give such information to the Collateral Agent, the Collateral Agent shall be entitled to rely on the information with respect thereto most recently delivered by the Grantor, as the case may be, to the Collateral Agent.

(c) The Collateral Agent shall be under no obligation or duty to take any action under this Agreement or the Security Documents if taking such action (i) would subject the Collateral Agent to a tax in any jurisdiction where it is not then subject to a tax, unless the Collateral Agent receives security or indemnity satisfactory to it against such tax or (ii) would require the Collateral Agent to qualify to do business in any jurisdiction where it is not then so qualified; provided, however, that the Collateral Agent will use reasonable efforts to promptly notify the Secured Party Representative in the event that any action or duty that the Collateral Agent would otherwise take would result in any such tax or qualification requirement (but failure to so provide such notice shall not result in any liability to the Collateral Agent).

(d) The Collateral Agent shall not be under any obligation to exercise any of the rights or powers vested in the Collateral Agent by this Agreement and the Security Documents, at the request or direction of the Secured Parties or otherwise, unless the Collateral Agent shall have been provided adequate security and indemnity against the costs, expenses and liabilities which may be incurred by it in compliance with such request or direction, including such reasonable advances as may be requested by the Collateral Agent.

(e) No provision of this Agreement or of the Security Documents shall be deemed to impose any duty or obligation on the Collateral Agent to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Collateral Agent shall be unqualified or incompetent, to perform any such act or acts or to exercise any such right, power, duty or obligation.

(f) Notwithstanding any other provision of this Agreement, the Collateral Agent shall not be liable for any action taken or omitted to be taken by it in accordance with this Agreement or the Security Documents except for liabilities resulting solely from its own gross negligence or willful misconduct.

(g) The Person serving as Collateral Agent hereunder shall have the same rights with respect to any Secured Obligations held by it as any other Secured Party and may exercise such rights as though it were not the Collateral Agent hereunder.  Without altering its obligations hereunder, the Person serving as Collateral Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Grantor as if it were not the Collateral Agent.

Section 6.3	Collateral Agent’s Appointment as Attorney-in-Fact

(a) The Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Grantor and in the name of the Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any appropriate action and to execute any document or instrument that may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, the Grantor hereby gives the Collateral Agent the power

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Pledge and Security Agreement
WMI Holdings Corp.

and right, on behalf of the Grantor, without notice to or assent by the Grantor, to do any of the following:

(i) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repair or pay any insurance called for by the terms of this Agreement (including all or any part of the premiums therefor and the costs thereof);

(ii) execute, in connection with any sale provided for in Section 5.1 (Code and Other Remedies), any endorsement, assignment or other instrument of conveyance or transfer with respect to the Collateral; and

(iii) (A) direct any party liable for any payment under any Collateral to make payment of any moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct, (B) ask or demand for, collect, and receive payment of and receipt for, any moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral, (C) commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect any Collateral and to enforce any other right in respect of any Collateral, (D) defend any suit, action or proceeding brought against the Grantor with respect to any Collateral, (E) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate, and (F) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and the Grantor’s expense, at any time, or from time to time, all acts and things that the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s and the other Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as the Grantor might do.

Anything in this clause (a) to the contrary notwithstanding, the Collateral Agent agrees that it shall not exercise any right under the power of attorney provided for in this clause (a) unless an Event of Default shall be continuing.

(b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c) The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 6.3 shall be payable by the Grantor to the Collateral Agent pursuant to the Intercreditor Agreement.

(d) The Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

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Pledge and Security Agreement
WMI Holdings Corp.

Section 6.4	Duty of Collateral Agent; Delegation of Duties

(a) The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account.  None of the Collateral Agent, any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to any Collateral.  The powers conferred on the Collateral Agent hereunder are solely to protect the Collateral Agent’s interest in the Collateral and shall not impose any duty upon the Collateral Agent or any other Secured Party to exercise any such powers.  The Collateral Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their respective officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

(b) The Collateral Agent may execute any of its duties or powers hereunder or under the Security Documents either directly or by or through agents or attorneys-in-fact, who may include any Secured Party; provided, however, that the Collateral Agent will give prompt notice to the Secured Party Representative if it delegates a material portion of its duties.  The Collateral Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it without gross negligence or willful misconduct.

Section 6.5	Reliance by Collateral Agent

(a) Whenever in the administration of this Agreement or the Security Documents, the Collateral Agent shall deem it necessary or desirable that a factual matter be proved or established in connection with the Collateral Agent taking, suffering or omitting any action hereunder or thereunder, such matter (unless other evidence in respect thereof is herein specifically prescribed) may be deemed to be conclusively proved or established by a certificate of the Grantor or the applicable Secured Party delivered to the Collateral Agent, and such certificate shall be full warrant to the Collateral Agent for any action taken, suffered or omitted in reliance thereon.

(b) The Collateral Agent may consult with legal counsel, independent accountants or other experts selected by it, and any advice of such experts shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder or under the Security Documents in accordance therewith.  The Collateral Agent shall have the right at any time to seek instructions concerning the administration of this Agreement and the Security Documents from any court of competent jurisdiction.  Any advice of experts may be based, insofar as it relates to factual matters, upon a certificate or other writing of the Secured Party Representative, the Grantor, the Secured Parties, or any other applicable Person or representations made by any of the foregoing furnished to the Collateral Agent.

(c) The Collateral Agent may rely, and shall be fully protected in acting, upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document or conversation which it has no reason to believe to be other than genuine and to have been signed, presented or made by the proper party or parties.

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Pledge and Security Agreement
WMI Holdings Corp.

Section 6.6	Actions by the Collateral Agent

The Collateral Agent shall not be under any obligation to take any action which is discretionary with the Collateral Agent under the provisions hereof or of the Security Documents except upon the written request of the Secured Party Representative.  All of the Secured Parties shall be bound by any direction or instruction given to the Collateral Agent by the Secured Party Representative.

Section 6.7	Authorization of Financing Statements

The Grantor authorizes the Collateral Agent and its affiliates, counsel and other representatives, at any time and from time to time, to file or record financing statements, amendments to financing statements, and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the Collateral Agent reasonably determines appropriate to perfect the security interests of the Collateral Agent under this Agreement.  The Grantor hereby also authorizes the Collateral Agent and its affiliates, counsel and other representatives, at any time and from time to time, to file continuation statements with respect to previously filed financing statements.  A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

Section 6.8	Authority of Collateral Agent

The Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the other Secured Parties, be governed by the Intercreditor Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantor, the Collateral Agent shall be conclusively presumed to be acting as agent for the Collateral Agent and the other Secured Parties with full and valid authority so to act or refrain from acting, and the Grantor shall be under no obligation, or entitlement, to make any inquiry respecting such authority.

Section 6.9	Non-Reliance on the Collateral Agent

Neither the Collateral Agent nor any of its officers, directors, employees, agents, attorneys, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by it hereinafter taken, including, without limitation, any review of the affairs of the Grantor, shall be deemed to constitute any representation or warranty by the Collateral Agent to any Secured Party.  Each Noteholder and each Third Lien Lender must independently and without reliance upon the Collateral Agent, and based on such documents and information as it has deemed appropriate, make its own appraisal of and investigation into the business, operations, property, prospects, financial and other condition and creditworthiness of the Grantor and has made its own decision to accept notes or extend credit to the Grantor.  Each Noteholder and each Third Lien Lender must independently and without reliance upon the Collateral Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the First Lien Indenture, the Second Lien Indenture or the Third Lien Credit Agreement, as applicable, or any other instrument or agreement, as applicable, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, prospects, financial and other condition and creditworthiness of the Grantor.  Except for notices, reports and other documents expressly required to be furnished to the Secured Parties by the Collateral Agent hereunder or under the Indentures or Third Lien Credit Agreement, the Collateral Agent shall not have any duty or responsibility to provide any Secured Party with any credit or other information concerning the business, operations, property, prospects, financial and other condition or creditworthiness of the Grantor which may come into its possession or the possession of any of its officers, directors, employees, agents, attorneys, attorneys-in-fact or affiliates.  The Collateral Agent and its affiliates may exercise all contractual and legal rights and remedies which may exist from time to time with respect to other existing and future relationships with the Grantor without any duty to account therefor to the Secured Parties.

Section 6.10	Compensation and Indemnification

(a) The Grantor shall pay to the Collateral Agent from time to time such compensation for its services hereunder as the parties shall agree in writing from time to time.  The Collateral Agent’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Grantor shall reimburse the Collateral Agent promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.  Such expenses shall include the compensation and reasonable disbursements and expenses of the Collateral Agent’s agents and counsel.

(b) The Grantor hereby agrees to indemnify the Collateral Agent (in its capacity as such) and its officers, directors, employees, representatives, agents and attorneys from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever (including, without limitation, the reasonable and documented fees and disbursements of counsel for the Collateral Agent or such Person in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not the Collateral Agent or such Person shall be designated a party thereto) which may at any time (including, without limitation, at any time following the payment of the Secured Obligations) be imposed on, incurred by or asserted against the Collateral Agent or such Person as a result of, in any way relating to or arising out of this Agreement or the Security Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Collateral Agent hereunder or thereunder or in connection herewith or therewith; provided that the Grantor shall not be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Collateral Agent or such Person seeking indemnification hereunder as finally determined by a court of competent jurisdiction.  The agreements in this section shall survive the termination of this Agreement and the payment of the Secured Obligations and all other amounts payable to any of the Secured Parties.

(c) To secure the payment obligations of the Grantor in this Section 6.10, the Collateral Agent shall have a Lien on all money and property held or collected by the Collateral Agent, subject to the provisions of the Intercreditor Agreement.  Such Lien shall survive the satisfaction and discharge of this Agreement.

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Pledge and Security Agreement
WMI Holdings Corp.

Section 6.11	Termination and Resignation of Collateral Agent

(a) Subject to clause (f) below, the Collateral Agent may resign its appointment under this Agreement at any time by giving notice to the Trustees and the Grantor.

(b) A successor Collateral Agent shall be selected (i) by the retiring Collateral Agent nominating one of its affiliates, following consultation with the Secured Party Representative and the Grantor or (ii) if the retiring Collateral Agent makes no such nomination following consultation with Grantor, by the Secured Party Representative.

(c) The appointment of the Collateral Agent may be terminated and a successor Collateral Agent appointed at any time with the consent of the Trustees, the Third Lien Agent and the Grantor.

(d) The resignation of the retiring Collateral Agent and the appointment of a successor Collateral Agent will become effective only upon the successor Collateral Agent accepting its appointment as Collateral Agent and upon the execution and delivery of all documents necessary to substitute the successor as holder of the security comprised in the Security Documents, if any, at which time, (i) the successor Collateral Agent will become bound by the obligations of the Collateral Agent and become entitled to all the rights, privileges, powers, authorities and discretions of the Collateral Agent under this agreement, (ii) the agency of the retiring Collateral Agent will terminate (but without prejudice to any liabilities which the retiring Collateral Agent may have incurred prior to the termination of agency) and (ii) the retiring Collateral Agent will be discharged from any further liability or obligation under or in connection with this Agreement or the Security Documents.

(e) The retiring Collateral Agent will cooperate with the successor Collateral Agent in order to ensure that its functions are transferred to the successor Collateral Agent without disruption to the service provided to the Trustees, the Secured Parties and the Grantor and will promptly make available to the successor Collateral Agent the documents and records which have been maintained in connection with this Agreement and the other Security Documents in order that the successor Collateral Agent is able to discharge its functions.

(f) The Collateral Agent may resign its appointment upon appointment of a successor Collateral Agent and such successor Collateral Agent having accepted the role of the Collateral Agent under this Agreement.

(g) The provisions of this Agreement will continue in effect for the benefit of the retiring Collateral Agent in respect of actions taken or omitted to be taken by it or any event occurring before the termination of agency.

ARTICLE VII	Miscellaneous

Section 7.1	Amendments in Writing

None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in a writing signed by all parties hereto.

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WMI Holdings Corp.

Section 7.2	Notices

All notices, requests and demands to or upon the Grantor, First Lien Trustee, the Second Lien Trustee, the Third Lien Agent and the Collateral Agent shall be made at the addresses specified in Schedule 7.2 hereto, as the same may be modified by written notice to both the Grantor and the Collateral Agent.

Section 7.3	No Waiver by Course of Conduct; Cumulative Remedies

Neither the Collateral Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 7.1 (Amendments in Writing)), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default.  No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Collateral Agent or such other Secured Party would otherwise have on any future occasion.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

Section 7.4	Successors and Assigns

This Agreement shall be binding upon the successors and assigns of the Grantor and shall inure to the benefit of the Collateral Agent and each other Secured Party and their successors and assigns; provided, however, that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the First Lien Trustee, the Second Lien Trustee and the Third Lien Agent.

Section 7.5	Counterparts

This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Signature pages may be detached from multiple counterparts and attached to a single counterpart so that all signature pages are attached to the same document.  Delivery of an executed counterpart by telecopy shall be effective as delivery of a manually executed counterpart.

Section 7.6	Severability

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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WMI Holdings Corp.

Section 7.7	Section Headings

The Article and Section titles contained in this Agreement are, and shall be, without substantive meaning or content of any kind whatsoever and are not part of the agreement of the parties hereto.

Section 7.8	Entire Agreement

This Agreement together with the other Note Documentation represents the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof.

Section 7.9	Governing Law

This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

Section 7.10	Release of Collateral

At the time provided in each of the First Lien Indenture, the Second Lien Indenture and the Third Lien Credit Agreement and subject to the provisions of the Intercreditor Agreement, the Collateral shall be released from the Lien created hereby and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and the Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantor.  At the request and sole expense of any Grantor following any such termination, the Collateral Agent shall deliver to the Grantor any Collateral of the Grantor held by the Collateral Agent hereunder and execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination.

Section 7.11	Reinstatement

The Grantor further agrees that, if any payment made by WMI or other Person and applied to the Secured Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of Collateral are required to be returned by any Secured Party to such Loan Party, its estate, trustee, receiver or any other party, including any Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made or, if prior thereto the Lien granted hereby or other Collateral securing such liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), such Lien or other Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect any Lien or other Collateral securing the obligations of any Grantor in respect of the amount of such payment.

US_ACTIVE:\43906857\08\79831.0003

Pledge and Security Agreement
WMI Holdings Corp.

Section 7.12	Incorporation by Reference

The following provisions of the Indentures (as in effect on the date hereof) are hereby incorporated by reference to the extent that they purport to govern the responsibilities and rights of the Collateral Agent: Sections 4.03, 12.02, 12.03(c), 12.04 and 12.07.

Section 7.13	Third Lien Agent Authority Subject to Third Lien Credit Agreement

U.S. Bank  National Association has been appointed the Third Lien Agent hereunder pursuant to Article VIII of the Third Lien Credit  Agreement.  Notwithstanding anything to the contrary herein, it is expressly understood and agreed by the parties to this Agreement that any authority conferred upon the Third Lien Agent hereunder is subject to the terms of the delegation of authority made by the Third Lien Lenders to the Third Lien Agent pursuant to the Third Lien Credit Agreement and that the Third Lien Agent has agreed to act (and any successor Third Lien Agent shall act) as such hereunder only on the express conditions and protections contained in the Third Lien Credit Agreement (including, without limitation, Section 8.03 thereof).  Any successor Third Lien Agent appointed in accordance with Section 8.07 of the Third Lien Credit Agreement shall be entitled to all the rights, interests and benefits of the Third Lien Agent hereunder.

[Signature Pages Follow]

US_ACTIVE:\43906857\08\79831.0003

In witness whereof, each of the undersigned has caused this Pledge and Security Agreement to be duly executed and delivered as of the date first above written.

WMI Holdings Corp., as Grantor

By:	/s/
Name:
Title:

Wilmington Trust, National Association, as First Lien Trustee

By:	/s/
Name:
Title:

Law Debenture Trust Company of New York, as Second Lien Trustee

By:	/s/
Name:
Title:

U.S. Bank National Association as Third Lien Agent

By:	/s/
Name:
Title:

[Signature Page to Pledge and Security Agreement]

Accepted and Agreed
as of the date first above written:

Wilmington Trust, National Association, as Collateral Agent

By:	/s/
Name:
Title:

[Signature Page to Pledge and Security Agreement]